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                                   BYLAWS                  EXHIBIT 3(ii)
                                         OF
                              NATIONAL-STANDARD COMPANY


                                     ARTICLE I.
     THE CORPORATION

     1.1  Name.  The name of this Corporation is NATIONAL-STANDARD COMPANY.

     1.2 Offices. The registered office shall be in the City of Indianapolis, State of Indiana, and the name of the registered agent in charge thereof is CT Corporation System. This Corporation may also have offices at any other place that the Board of Directors may from time to time determine or the business of this Corporation may require.

     1.3 Seal. The corporate seal of this Corporation shall have thereon the name of this Corporation and the words "CORPORATE SEAL."


                                     ARTICLE II.
     THE SHAREHOLDERS

     2.1 Place of Meetings. All meetings of the shareholders, whether special or annual, shall be held within or without the State of Indiana, as may be fixed from time to time by the Board of Directors.

     2.2 Annual Meeting. The Annual Meeting of the Shareholders of this Corporation shall be held once in each calendar year at the time determined by the Board of Directors, which time shall be stated in the Notice of Meeting. The purpose of the Annual Meeting shall be to elect directors and to transact any other business that may come before the meeting.

     2.3 Special Meetings. Special meetings of the shareholders may be called at the request in writing by a majority of the members of the Board of Directors or by the Chairman of the Board or by the President at any time for any purpose or purposes, unless otherwise prescribed by statute. The request shall state the purpose or purposes of the proposed meeting.

     2.4 Quorum. A majority of the outstanding stock entitled to vote, present in person or by proxy duly authorized by the shareholder and filed with the Secretary, shall constitute a quorum at all meetings of the shareholders except as otherwise provided by law, or by the Articles of Incorporation. If, however, a majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy duly authorized by the shareholder and filed with the Secretary, shall have the power to adjourn the meeting from time to time,












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          without notice other than announcement at the meeting of the place, date and hour of the adjourned meeting, until a quorum shall be present or represented. At the adjourned meeting at which quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. The shareholders present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     2.5 Voting. When a quorum is present at any meeting, and subject to the provisions of the Business Corporation Law of the State of Indiana, the Articles of Incorporation or these Bylaws in respect of the vote that shall be required for a specific action, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy duly authorized by the shareholder and filed with the Secretary, shall decide any question brought before the meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation or of these Bylaws, a different vote is required, in which case the express provision shall govern and control the decision on the question. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors. Election of Directors need not be by ballot. Each shareholder shall have one vote for each share of stock having voting power registered in his name on the books of this Corporation, except as otherwise provided in the Articles of Incorporation.

     2.6 Proxies. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy duly authorized and bearing a date not more than eleven months prior to said meeting, unless the proxy provides for a shorter or longer period. The shareholder may validly grant this authority by:
          (a) signing an appointment form, either personally or by the Shareholder's attorney-in-fact (or causing his signature to be affixed to the writing by any reasonable means) including, but not limited to, by facsimile signature; or (b) transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive the transmission, provided that any telegram, cablegram or other means of the electronic transmission

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          must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder. If it is determined that any telegram, cablegram or other electronic transmission submitted pursuant to clause (b) above is valid, the inspectors shall specify the information upon which they relied. Any copy, facsimile, telecommunication or other reliable reproduction of the writing or transmission created pursuant to the preceding sentence may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that the copy, facsimile, telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     2.7 Fiduciary Voting. Every person holding stock in any representative or fiduciary capacity shall be entitled to vote the shares so held at all meetings of this Corporation. Persons who transfer, mortgage, or in any way pledge their stock to another for security purposes, and it so appears in the transfer, mortgage or pledge and on the books of this Corporation, shall have the right to vote the stock at all meetings of this Corporation unless in the transfer by the pledger on the books of this Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent the stock and vote thereon.

     2.8 Shareholder Companies. Another corporation owning voting shares in this Corporation may vote the shares by the President of the shareholder company or by proxy appointed by the President, unless the Board of Directors of the shareholder company appoints some other person of the shareholder company and a certified copy of the resolution is delivered to the Secretary of this Corporation, and unless the shares are owned, directly or indirectly, by a second corporation domestic or foreign, and this Corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation.

     2.9 Notice of Meetings. Written notice of each meeting of shareholders, stating the date, time and place, and in the case of a special meeting the object thereof, shall be mailed, postage prepaid, addressed to each shareholder entitled to vote thereat, at the address of the shareholder which appears on the books of this Corporation, not less than ten (10) days nor more than seventy (70) days before the meeting.

     2.10 List of Shareholders. After the Record Date for a meeting of shareholders is fixed, the Secretary shall prepare a complete alphabetical list of the shareholders entitled to vote at the

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          meeting.  The list shall be arranged by voting group (and within each group by class or series of shares) and shall show the address of each shareholder as it appears on the records of this Corporation and the number of shares of stock held by the shareholder. Beginning five (5) business days before the meeting, the list of shareholders shall be open to inspection by any shareholder, shareholder's agent, or attorney authorized in writing for any purpose germane to the meeting, during ordinary business hours, and shall be kept at a place within the city where the meeting is to be held, which place shall be specified in the Notice of the Meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder, shareholder's agent, or attorney authorized in writing.


     2.11 Shareholder Nominations and Proposals.

         (a) At any meeting of the shareholders, only business which shall have been properly brought before the meeting shall be conducted. To be properly brought before a meeting, business must be (i) specified in the Notice of Meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder.

         (b) For business to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of this Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of this Corporation, not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which the notice of the date of the meeting was mailed or the public disclosure was made.

         (c) In the case of shareholder nominations for election to the Board of Directors, the notice shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in the notice, (ii) the principal occupations or employment of each nominee for the past five (5) years, (iii) the number of shares of this Corporation which are beneficially owned by each nominee, (iv) other directorships held by each nominee,

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              (v) the names of business entities of which each nominee owns ten percent (10%) or more beneficial interest, and (vi) all other information with respect to each nominee required by the Federal proxy rules in effect at the time notice is submitted. In addition, the notice shall be accompanied by a statement, over the signature of each proposed nominee, that he consents to being a nominee, if elected he intends to serve as a director, and confirming the information with respect to him set forth in the notice.

         (d)  In the case of shareholder proposals, the notice shall set forth
              (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name, age, business and residence address of the shareholder submitting the proposal, (iii) the principal occupation or employment of the shareholder, (iv) the number of shares of this Corporation which are beneficially owned by the shareholder, and (v) any material interest of the shareholder in the business. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article II, and if he should so determine, he shall so declare to the meeting, and any business not properly brought before the meeting shall not be transacted. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Article II.

     2.12     Voting Procedure and Inspectors of Elections.

         (a) This Corporation, by action of the Secretary, shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. This Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

         (b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any

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              challenges made to any determination by the inspectors, and (v)
              certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

         (c) The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or charges thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a shareholder shall determine otherwise.

         (d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with clause (b) of Section 2.6 of these Bylaws, ballots and the regular books and records of this Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the shareholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b)(v) of this Section shall specify the specific information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained, and the basis for the inspectors' belief that the information is accurate and reliable.


                                    ARTICLE III.

     THE BOARD OF DIRECTORS

     3.1 Number and Classification of Directors. The business and affairs of this Corporation shall be managed by a Board of Directors which may exercise all powers of this Corporation and do all acts and things which are not by the Business Corporation Law of the State of Indiana nor by the Articles of Incorporation nor by these Bylaws directed or required to be exercised or done by the shareholders. Each director shall hold office for the term for which he is elected until his

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          successor has been elected and qualified or until his earlier resignation or removal. The Board of Directors shall be composed of seven (7) members divided into three (3) classes. The term of office of directors of the first class, which shall consist of two (2) directors, shall expire at the third annual meeting of shareholders following the date of Incorporation of this Corporation in Indiana; the term of office of directors of the second class, which shall consist of two (2) directors, shall expire at the second annual meeting of shareholders next ensuing that date; and the term of office of directors of the third class, which shall consist of three
          (3) directors, shall expire at the first annual meeting of shareholders next ensuing that date. At each annual meeting of the shareholders, directors of the class whose term then expires shall be elected for a full term of three years to succeed the directors of that class, so that the term of office of the directors of one class shall expire in each year; provided that nothing herein shall be construed to prevent (i) the election of a director to succeed himself, or (ii) the election of a director for the remainder of an unexpired term in the class of directors to which he is elected.

     3.2 First Meeting. The newly elected directors shall meet for the purpose of organization as soon as convenient after the close of the shareholders' annual meeting. At the meeting, the Board shall select the officers of this Corporation for the ensuing term of office and shall transact any other business that shall properly be brought before the meeting. No notice of the holding of the meeting shall be necessary if it is held immediately after the Annual Meeting of - Shareholders, at the same place at which the meeting was held.

     3.3 Regular Meetings. Regular meetings of the Board of Directors shall be held immediately following and at the same place as the Annual Meeting of the Shareholders. The Secretary shall give notice five
          (5) days in advance of the meeting, unless waived, by mail, telegram, telecopier, telex, telephone or in person to each director, at his address as appears on the records of this Corporation. The notice need not state the matter or matters to be considered at the meeting. The Chairman of the Board or the President may postpone or advance the date for any of the regular meetings previously scheduled to another business day during the same month provided he gives notice of the advanced or postponed date to all directors by mail, telegram, telex, telecopier, telephone or in person at least five (5) days previous to the day upon which the regular meeting would otherwise be held in accordance with the foregoing resolution, and at least five
          (5) days before the advanced date of meeting.

     3.4 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or by a majority

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          of the Board of Directors.  Notice of each special meeting, unless waived, shall be given by mail, telegram, telecopier, telex, telephone, or in person to each director at his address as appears on the records of this Corporation not less than one day prior to the day on which the meeting is to be held. For purposes of dealing with an emergency situation, as conclusively determined by the directors or officer calling the meeting, notice may be given not less than two hours prior to the meeting. Notice of any special meeting need not state the purpose or purposes thereof. If the Secretary shall fail or refuse to give notice, then the notice may be given by the officer or any of the directors making the call. Attendance at any meeting of the Board of Directors shall constitute waiver of notice thereof unless the director attends the meeting for the express purpose of objecting, and the director objects at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

     3.5 Place of Meetings. The Board of Directors may hold all of its meetings at any place within or without the State of Indiana, as it may from time to time determine.

     3.6 Attendance. Unless otherwise provided by law, a director or a member of a committee of the Board may participate in a meeting of the Board or the committee by means of conference telephone or similar communications equipment by which all persons participating can hear each other, and that participation shall constitute attendance at the meeting.

     3.7 Quorum. A majority of the total number of the Board of Directors shall be necessary to constitute a quorum for the transaction of business at any meeting.

     3.8 Informal Action. Any action required or permitted to be taken at any meeting of the Board of Directors or any Committee thereof may be taken without a meeting, if a written consent to the action describing the action taken is signed by all of the members of the Board of Directors or of the Committee, as the case may be, and the written consent is filed with the minutes of proceedings of the Board or Committee.

     3.9 Vacancies. In the case of an increase in the number of directors, or if the office of any one or more directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, failure to elect, or otherwise, a majority of the directors then in office, though less than a quorum, may fill the newly created directorships or vacancies at any regular or special meeting, directors so elected to serve until the next election of the class

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          for which the directors have been chosen and until their successors are elected and qualify.

     3.10 Committees. The Board of Directors may, in its discretion, by resolution passed by a majority of the Board of Directors, designate one or more Committees, each Committee to consist of one or more of the directors of this Corporation, which shall have or may exercise the authority of the Board of Directors in the management of the business and affairs of this Corporation as shall be conferred or authorized by the resolution appointing them. No Committee shall have the power or authority to authorize amending the Articles of Incorporation, approve a plan of merger or consolidation not requiring shareholder approval, recommend to the shareholders the sale, lease or exchange of all or substantially all of this Corporation's property and assets, recommend to the shareholders a dissolution of this Corporation or a revocation of a dissolution, or amend the Bylaws of this Corporation; and unless the resolution, Bylaws, or Articles of Incorporation expressly so provide, no Committee shall have the power of authority to declare a dividend or to authorize the issuance of shares. A majority of any Committee, if composed of more than two members, may fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board shall have the power, at any time, to change the members of any Committee, to fill vacancies and to discharge any Committee. Each Committee shall keep minutes of its proceedings and shall report to the Board of Directors when required by the Board.

     3.11 Compensation. Directors may receive compensation for their services as directors and/or any fixed sums and expenses of attendance for attendance at each regular or special meeting of the Board of Directors as may be established by resolution of the Board, provided that nothing herein contained shall be construed to preclude any director from serving this Corporation in any other capacity and receiving compensation therefor.


                                     ARTICLE IV.

     OFFICERS AND DEFINITION OF DUTIES
     4.1 Officers. The officers of this Corporation shall consist of the Chairman of the Board, President, one or more Vice Presidents, a Treasurer, a Secretary and any Assistant Secretaries and Assistant Treasurers and other officers, including a Controller, that may be elected by the Board of Directors at the regular meeting of the Board of Directors. The Chairman of the Board of Directors and the President shall be elected from the members of the Board of


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          Directors.  All other officers of this Corporation need not be members of the Board of Directors. The same person may hold any two offices except those of President and Secretary.

     4.2 Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the Board of Directors and the shareholders. He may sign and execute in the name of the Corporation all bonds, deeds, mortgages, contracts, notes, checks and other obligations in the ordinary scope of the business of the Corporation or as may be specifically authorized by the Board of Directors. The Chairman of the Board shall from time to time report to the Board of Directors all matters within his knowledge which the interests of the Corporation may require to be brought to its notice.

     4.3 President. The President shall be the Chief Executive Officer of this Corporation and shall have general supervision of the business and affairs of this Corporation and over all other officers, employees and agents of this Corporation and shall perform whatever other duties may be prescribed by the Board of Directors from time to time. As Chief Executive Officer, the President may delegate whatever duties he/she deems advisable to the other officers of this Corporation. The President shall carry into effect all resolutions and orders of the Board of Directors and shall also have the general administrative powers and duties usually vested in the office of a president of a corporation. In the absence or disability of the Chairman of the Board of Directors, the President shall generally have the powers and duties of the Chairman of the Board of Directors. The President may sign and execute in the name of this Corporation all bonds, deeds, mortgages, contracts, notes, checks and other obligations in the ordinary scope of the business of this Corporation or as may be specifically authorized by the Board of Directors.

     4.4 Vice Presidents. The Vice Presidents may be given designations appropriate to their responsibilities, such as Executive Vice President, Financial Vice President, Vice President-Sales, Vice President-Operations, Vice President in charge of a particular division, and any other designations the Board of Directors shall from time to time establish by resolution, or in the absence of designation by the Board of Directors, as may be established by the President. In the absence or disability of the President, the Executive Vice President, or any Vice President designated by the Chairman of the Board or the Board of Directors, shall have the powers and duties of the President. The Vice Presidents from time to time elected or appointed shall have the powers and duties established by resolution of the Board of Directors, or in the absence of Board resolutions, as may be delegated to them by the Chairman of the Board or the President.

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     4.5  Treasurer.  The Treasurer shall: (a) have the custody of all the corporate funds and securities and shall keep or cause to be kept full and accurate accounts of the financial affairs of this Corporation; (b) deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of this Corporation in any depositories designated by the Board of Directors;
          (c) disburse or cause to be disbursed the funds of this Corporation as may be ordered by the Board of Directors; (d) render to the President and Board of Directors, at the regular meeting of the Board or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of this Corporation; (e) give this Corporation a bond, if required by the Board of Directors, in a sum and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office; and (f) perform all the duties incident to the office of Treasurer and all other duties as from time to time may be assigned to him by the Chairman of the Board, President, or by the Board of Directors.

     4.6 Secretary. The Secretary shall be responsible for maintaining records of meetings of the Board of Directors, meetings of the shareholders and meetings of the committees, which from time to time may be appointed under authority of these Bylaws, in books provided by this Corporation for these purposes. The Secretary shall give, or cause to be given, notice of all meetings of the Board of Directors and shareholders. He shall prepare, or cause to be prepared, all lists of shareholders and their addresses required to be prepared by the provisions of any present or future statute of the State of Indiana. The Secretary shall keep in safe custody the seal of this Corporation and, when authorized by the Board, affix it to any instrument requiring it. He shall perform all duties which are incident to the office of secretary of a corporation and shall perform all other duties as from time to time may be prescribed by the Chairman of the Board, the President, or the Board of Directors.

     4.7 Assistant Secretaries and Assistant Treasurers. In the absence or disability of the Secretary or Treasurer, their duties shall be performed and their powers exercised, respectively, by any Assistant Secretary or any Assistant Treasurer which the Board of Directors may have elected or appointed. The Assistant Secretaries and Assistant Treasurers shall have all other duties and powers as may have been delegated to them respectively by the Secretary or the Treasurer or by the Board of Directors.

     4.8 Controller. The Controller shall maintain proper audit control over the operations of this Corporation and be generally responsible for the accounting system employed by this Corporation and the accounting principles adopted by the various departments. He shall direct the

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          budgetary control, general accounting, cost accounting, and statistical activities of this Corporation and shall supervise activities in connection with credits and collections, taxes, and physical inventories. The Controller shall prepare and furnish reports and statements showing the financial condition of this Corporation as shall be required of him by the Chairman of the Board, President or the Board of Directors, and shall perform all other duties and exercise any other powers the Chairman of the Board, President or the Board of Directors may from time to time determine.

     4.9 Removal of Officers. The Board of Directors may remove any officer or agent by a majority vote of the total number of directors whenever, in their judgment, the best interests of this Corporation will be served thereby. All agents and employees, other than officers elected or appointed by the Board of Directors, shall hold office at the discretion of the Chairman of the Board.

     4.10 Delegation of Duties. In case of the absence of any officer of this Corporation, the Board of Directors may delegate, for the time being, the duties of that officer to any other officer or to any Director.

     4.11 Compensation. The compensation of all officers shall be fixed by the Board of Directors.

     4.12 Bonds. The Board of Directors may, by resolution, require any officer or employee of this Corporation to furnish to this Corporation a bond in any amount as may be approved by the directors, conditioned upon the faithful performance of his duties and for the account of all money, securities, or property coming into his hands.

                                     ARTICLE V.


     CERTIFICATES OF STOCK AND THEIR TRANSFER

     5.1 Form of Certificates. This Corporation shall cause to be issued to each shareholder a certificate or certificates representing the number of shares of capital stock owned by that shareholder. The certificates shall be numbered consecutively and shall exhibit the shareholders's name, number and class of shares and the designation of the series, if any, the certificate represents. The certificates must state the name of the issuing corporation and that it is organized under the laws of Indiana. The certificates shall be signed by the Chairman of the Board or the President or Vice President and by the Secretary or Assistant Secretary, or the Treasurer or Assistant Treasurer. Any or all signatures on the certificate may be facsimiles either engraved or printed. Facsimile

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          signatures may be of the officers of this Corporation designated above who are officers at the time of the issuance of the certificates or who were officers at the time of the printing or engraving of the certificates, whether or not that person has continued to hold that office. The certificates when issued shall be signed by the transfer agent and by the registrar who have been duly appointed by the Board of Directors, provided that any signature of a transfer agent may be facsimile of any certificate signed by a registrar.

     5.2 Transfer of Certificates. The shares of the capital stock of this Corporation shall be transferable only upon the books of this Corporation by the owner in person or by the legal representative of the person, and upon transfer, the old certificates shall be surrendered to the person in charge of the stock transfer books and ledgers, or to any other person designated by the Board of Directors, who shall cancel the certificate and thereupon issue a new certificate or certificates therefor. Whenever a transfer by its terms is made for collateral security and not absolutely, the fact shall be so expressed in the entry of the transfer if, when the certificates are presented to this Corporation for transfer, both the transferor and transferee request this Corporation to do so.

     5.3 Transfer Books; Record Date. The Board of Directors shall have the power to close the stock transfer books of this Corporation for a period not exceeding seventy (70) days preceding the date of any meeting of the shareholders or the date for payment of any dividend, provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix a date not exceeding seventy (70) days nor less than ten (10) days preceding the date of any meeting of shareholders, or not more than seventy (70) days preceding the date for the payment of dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholder entitled to notice of, and to vote at any meeting, or entitled to receive payment of any dividend, or to any allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of capital stock.

     5.4 Transfer Agents and Registrars. The Board of Directors may appoint transfer agents and registrars of transfers, and thereafter may require all stock certificates to bear the signature of a transfer agent and a registrar of transfers.

     5.5 Registered Holder. This Corporation shall be entitled to treat the registered holder of any shares as the absolute owner thereof, and accordingly shall not be bound to recognize any equitable or other

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



          claim to, or interest therein, on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Indiana.

     5.6 Regulation. The Board of Directors shall have the power and authority to make all rules and regulations they deem expedient concerning the issue, transfer, and registration of the certificates for the shares of the capital stock of this Corporation.

     5.7 Lost or Destroyed Certificates. In the event a certificate shall be lost, stolen, or destroyed, a replacement certificate thereof may be issued upon filing with this Corporation an indemnity bond approved by the President and the Secretary or by the Board of Directors (by general or specific resolution). However, the Board may, in its discretion, refuse to issue a new certificate, save upon the order of some court having jurisdiction in the matter.

                                     ARTICLE VI.

     DIVIDENDS

         Dividends upon the capital stock of this Corporation shall be payable as the directors may order, subject to the Articles of Incorporation and the Business Corporation Law of the State of Indiana.



                                    ARTICLE VII.
     CHECKS, NOTES, ETC.

     7.1 Accounts. All funds of this Corporation shall be deposited from time to time to the credit of this Corporation in the general or special accounts in banks or other depositories as the Board may from time to time designate, or as may be designated by any officer or officers of this Corporation to whom the power so to do may be delegated by the Board.

     7.2 Signatures Required. All checks, drafts, or other orders for the payment of money, obligations, notes or other evidences of indebtedness shall be signed or endorsed by the officer or officers or any other person or persons designated from time to time by the Board or by any officer or officers to whom this power may be delegated by the Board.


                                    ARTICLE VIII.
     BOOKS AND ACCOUNTS


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



     The books, accounts and records of this Corporation shall be kept at the office of this Corporation in the City of Niles, Michigan, or at any other place which the Board of Directors of this Corporation shall from time to time determine. The books, accounts and records of this Corporation shall be open to inspection by any member of the Board of Directors during the usual hours of business for any purpose reasonably related to the director's position as director.


                                     ARTICLE IX.
     WAIVER OF NOTICE

         Whenever a notice is required to be given under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Indiana Business Corporation Law, a waiver may be made by telegram, telex, telecopier, or other writing signed by the person or persons entitled to the notice either before or after the meeting. The waiver by the person entitled to the notice must be delivered to this Corporation for inclusion in the minutes or filing with the corporate records. The attendance and participation in a meeting by any shareholder or director shall constitute a Waiver of Notice by the shareholder or director for the meeting, unless at the beginning of the meeting the person objects to the meeting, or the person objects to the consideration of a particular matter at the meeting where the matter is presented for consideration.


                                     ARTICLE X.

     ALTERATION OF BYLAWS

     10.1 Amendment by the Board. The Board of Directors by a vote of a majority of the directors may at any regular or special meeting amend the Bylaws provided that notice of the proposed change shall be given to each director in writing at least ten (10) days in advance of this meeting.


                                     ARTICLE XI.

     INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

     11.1 General. The Corporation shall, to the fullest extent to which it is empowered to do so by the Indiana Business Corporation Law, or any other applicable laws, as from time to time in effect, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding,

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



          whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or who, while serving as such director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, against expenses (including counsel fees), judgments, settlements, penalties and fines (including excise taxes assessed with respect to employee benefit plans) actually or reasonably incurred by him in accordance with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed, in the case of conduct in his official capacity, was in the best interest of the corporation, and in all other cases, was not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he either had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the prescribed standard of conduct.

     11.2 Authorization of Indemnification. To the extent that a director, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Section 1 of this Article, or in the defense of any claim, issue or matter therein, the corporation shall indemnify such person against expenses (including counsel fees) actually and reasonably incurred by such person in connection therewith. Any other indemnification under Section 1 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is permissible in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not at the time parties to such action, suit or proceeding; or (2) if a quorum cannot be obtained under subdivision
          (1), by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to such action, suit or proceeding; or (3) by special legal counsel: (A) selected by the Board of Directors or its committee in the manner prescribed in subdivision (1) or (2), or (B) if a quorum of the Board of Directors cannot be obtained under subdivision (1) and a committee cannot be designated under

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



          subdivision (2), selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or (4) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to such action, suit or proceeding may not be voted on the determination.

          Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (3) to select counsel.

     11.3 Good Faith Denied. For purposes of any determination under Section 1 of this Article, a person shall be deemed to have acted in good faith and to have otherwise met the applicable standard of conduct set forth in Section 1 if his action is based on information, opinions, - reports, or statements, including financial statements and other financial data, if prepared or presented by (1) one or more officers or employees of the corporation or other enterprise whom he reasonably believes to be reliable and competent in the matters presented; (2) legal counsel, public accountants, appraisers or other persons as to matters he reasonably believes are within the person's professional or expert competence; or (3) a committee of the Board of Directors of the corporation or another enterprise of which the person is not a member if he reasonably believes the committee merits confidence. The term "another enterprise" as used in this Section 3 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent. The provisions of this
          Section 3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Section 1 of this Article.

     11.4 Payment of Expenses in Advance. Expenses incurred in connection with any civil or criminal action, suit or proceeding may be paid for or reimbursed by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized in the specific case in the same manner described in Section 2 of this Article, upon receipt of a written affirmation of the director, officer, employee or agent's good faith belief that he has met the standard of conduct described in Section 1 of this Article and upon receipt of a written undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that

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



          he did not meet the standard of conduct set forth in this Article, and a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article.

     11.5 Provisions Not Exclusive. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under the Articles of Incorporation, any other bylaw, any resolution of the Board of Directors or shareholders, any other authorization, whenever adopted, after notice, by a majority vote of all voting shares then outstanding, or any contract, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

     11.6 Vested Right to Indemnification. The right of any individual to indemnification under this Article shall vest at the time of occurrence or performance of any event, act or omission giving rise to any action, suit or proceeding of the nature referred to in
          Section 1 of this Article and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these bylaws. Notwithstanding the foregoing, the indemnification afforded under this Article shall be applicable to all alleged prior acts or omissions of any individual seeking indemnification hereunder, regardless of the fact that such alleged acts or omissions may have occurred prior to the adoption of this Article, and to the extent such prior acts or omissions cannot be deemed to be covered by this Article, the right of any individual to indemnification shall be governed by the indemnification provisions in effect at the time of such prior acts or omissions.

     11.7 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by the individual in that capacity or arising from the individual's status as an inspector, officer, employee or agent, whether or not the corporation would have power to indemnify the individual against the same liability under this Article.

     11.8 Additional Definitions. For purposes of this Article, references to "the corporation" shall include any domestic or foreign predecessor

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



          entity of the corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the - transaction.

          For purposes of this Article, serving an employee benefit plan at the request of the corporation shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" referred to in this Article.

          For purposes of this Article, "party" includes any individual who is or was a plaintiff, defendant or respondent in any action, suit or proceeding or who is threatened to be made a named defendant or respondent in any action, suit or proceeding.

          For purposes of this Article, "official capacity," when used with respect to a director, shall mean the office of director of the corporation; and when used with respect to an individual other than a director, shall mean the office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any foreign or domestic corporation or any partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not.

     11.9 Payments a Business Expense. Any payments made to any indemnified party under these bylaws or under any other right to indemnification shall be deemed to be an ordinary and necessary business expense of the corporation, and payment thereof shall not subject any person responsible for the payment, or the Board of Directors, to any action for corporate waste or to any similar action.











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